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                                                                    EXHIBIT 10.2

                   SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT

This Supplemental Retirement Benefit Agreement is made effective as of this 1st day of April, 1996, by and between ATRIX INTERNATIONAL, INC. ("ATRIX") and CLIFFORD MEACHAM ("Meacham").

                                   RECITALS
                                   --------

A.   Prior to the date hereof, Meacham has been an employee of Atrix.

B. Meacham attained age 62 on March 1, 1996, and he desires to retire from the employ of Atrix and forego the salary he would otherwise receive as an employee, and Atrix desires to evidence its consent to Meacham's retirement and to provide a supplemental retirement benefit to Meacham and other insured benefits as a retired employee.

C. The supplemental retirement benefit described in this Agreement is a term and condition of Meacham's employment with Atrix. If the Employee Retirement Income Security Act of 1974, as amended, would otherwise be applicable, this Agreement is intended to be exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I thereof as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The benefit provided pursuant to this Agreement is also intended to be unfunded for tax purposes.

Therefore, Atrix and Meacham agree as follows:

                                   ARTICLE 1

                 Definitions, Construction and Interpretation
                 --------------------------------------------

The definitions and rules of construction and interpretation set forth in this article apply in construing this Agreement unless the context otherwise indicates.

1.1 Agreement. "Agreement" means this Supplemental Retirement Benefit Agreement, as it may be amended from time to time.

1.2 Beneficiary. "Beneficiary" is Meacham's spouse, if any, at the time of Meacham's death. If Meacham is not married at the time of his death, there shall be no Beneficiary under this Agreement. A Beneficiary under the terms of this Agreement has no interest in or rights under the Agreement until Meacham has died.


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1.3  BOARD.  "Board" means the Board of Directors of Atrix.

1.4 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code refers to that section or to the corresponding section of the Code as amended.

1.5 GOVERNING LAW. To the extent that state law is not preempted by any laws of the United States, all questions arising in connection with this Agreement, including, without limitation, those pertaining to construction, validity, effect, enforcement and remedies, will be governed by the determined exclusively in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of law principles of the State of Minnesota or any other jurisdiction.

1.6 HEADINGS. The heading of articles and sections in this Agreement are included solely for convenience of reference; if there exists any conflict between such headings and the text of this Agreement, the text will control.

                                   ARTICLE 2
                              RETIREMENT BENEFIT
                              ------------------

2.1 PAYMENT. The Company shall pay Meacham, or his Beneficiary in the case of his death, monthly payments in the amount of Two Thousand Eight Hundred Dollars ($2,800,00) commencing in April 1996 and continuing through February 1999, payable monthly.

2.2 DEATH BENEFIT. If Meacham is married on the date of his death, and if his death occurs prior to February 1999, then the remaining monthly payments provided by Section 2.1 shall be paid to his spouse through February 1999 or her death, whichever is earlier.

2.3 PAYMENT IN EVENT OF INCAPACITY. If Meacham or any Beneficiary entitled to receive a payment under this Agreement is, in the judgement or Atrix, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, Atrix may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by Atrix: the Beneficiary (in the case of Meacham's incapacity), the institution maintaining Meacham or the Beneficiary. Atrix is not required to see to the proper application of any payment so made, and any such payment completely discharges all claims under this Agreement against Atrix to the extent of the payment.

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                                   ARTICLE 3
                               Unfunded Benefit
                               ----------------

3.1 Source and Payment. Atrix will make the payments described in Article 2 of this Agreement directly to Meacham or to his Beneficiary in the case of his death. The payments will be made from the general revenue and assets of Atrix and nothing contained in this Agreement is to be construed as providing for assets to be held for Meacham or his Beneficiary and their only interest under this Agreement being the right to receive the benefits set forth herein. The right of Meacham and his Beneficiary to receive benefits under this Agreement shall be no greater than the right of any unsecured general creditor of Atrix.

3.2 Non-Assignable Benefit. The benefits payable under this Agreement may not be anticipated, alienated, sold, pledged or assigned or subjected to any legal process.

3.3 Health Insurance. Atrix will pay the employer's portion of the premiums under its health insurance plan for Meacham and his spouse through February 1999.


                                   ARTICLE 4
                                 Miscellaneous
                                 -------------

4.1 Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed on behalf of Atrix by its President and by Meacham.

4.2 Inurement. This Agreement is binding upon and inures to the benefit of Atrix and its successors and assigns, and Meacham, his successors, heirs, executors, administrators and Beneficiaries.

4.3 Withholding and Offsets. Atrix retains the right to withhold from any benefit payment under this Agreement and from any other amounts payable to Meacham, any and all income, employment, excise and other tax as Atrix deems necessary and Atrix may offset against amounts then payable to Meacham any amounts then owing to Atrix by Meacham.

4.4 No Employment Rights. Nothing in this Agreement either (a) confers on Meacham any right to continued employment with Atrix or employment with Atrix in any particular position or (b) alters, impairs or modifies any such right arising under the employment agreement between Atrix and Meacham.

4.5 Disputes. Atrix and Meacham agree that if they have any dispute concerning this Agreement, Meacham and the President of Atrix will first attempt in good faith to resolve the dispute to their mutual satisfaction. If they are unable to

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     do so, Atrix and Meacham agree that they will submit the dispute to mediation in Minneapolis, Minnesota in accordance with the Commercial Mediation Rules of the American Arbitration Association then in effect.

4.6 No Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party does not constitute a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party.

4.7 Entire Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party which are not expressly set forth in this Agreement.

4.8 Further Assurances. The parties to this Agreement agree to perform, or cause to be performed, such further acts and deeds and to execute and deliver, or cause to be executed and delivered, such additional or supplemental documents or instruments as may reasonably be required by the other party to carry into effect the provisions of this Agreement.

4.9 Other Benefits. Except to the extent otherwise expressly provided under a specific benefit plan, practice, policy or procedure of Atrix, amounts paid pursuant to this Agreement do not constitute salary or compensation to Meacham for the purpose of computing benefits to which he may be entitled thereunder.

4.10 No Warranties Regarding Tax Treatment. Meacham acknowledges that he has consulted independent advisors whose input has been incorporated in structuring this Agreement. Atrix makes no warranties regarding the tax treatment to Meacham of any payments made pursuant to this Agreement and Meacham will hold Atrix and its officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken by Atrix in good faith in connection with this Agreement.

4.11 Notice. All notices, requests, demands and all other communications required or permitted by either party to the other party by this Agreement must be in writing and will be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party, as follows:

          If to Atrix, to:

                          Atrix International, Inc.
                          14301 Ewing Avenue South

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               Burnsville, Minnesota 55337
               Attention: President

          If to Meacham, to:

               Clifford Meacham
               8730 East 195th Street
               Prior Lake, Minnesota 55372

     Either party may change its address for purposes of this section by giving ten (10) days' prior notice to the other party.

4.12 SEVERABILITY. The invalidity or unenforceability of all or any part of any provision of this Agreement will not affect the validity or enforceability of the remainder of such provision or of any other provision of this Agreement, which will remain in full force and effect.

To acknowledge and affirm their respective rights and obligations, Atrix and Meacham have signed this Agreement as of the date first above written.

                                            ATRIX INTERNATIONAL, INC.

/s/ Clifford Meacham                        /s/ Steven D. Riedel
_______________________________________     ____________________________________
Clifford Meacham                            President











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